Exhibit 23.3

December 20, 2013

Boards of Directors

Investors Bancorp, MHC

Investors Bancorp, Inc.

New Investors Bancorp, Inc.

Investors Bank

101 JFK Parkway

Short Hills, New Jersey 07078

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion, and any amendments thereto, to be filed with the Federal Reserve Board, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates and our statement concerning subscription rights in such filings including the prospectus of New Investors Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com